                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                      Contact:  Rubenstein Associates, Inc.
                                                                     Rob Solomon
                                                                    212.843.8050
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR
Quarterly Cash Dividend

Wichita, Kansas                                                    June 30, 2005

Lone Star Steakhouse & Saloon,  Inc.  ("Lone Star" or "Company")  announced that the Board of Directors  declared the Company's  quarterly cash dividend of $.195 per share.  The dividend is payable July 25, 2005 to  shareholders  of record on
July 11, 2005.

Lone  Star  owns  and  operates  252  domestic  Lone  Star  Steakhouse  & Saloon restaurants;  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle  Steak  House   restaurants  and  20  Texas  Land  &  Cattle  Steak  House restaurants.  Licensees operate three domestic and thirteen  international  Lone
Star  restaurants,  and one  domestic  Del  Frisco's  Double  Eagle  Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein,  including  future  operating  performance,  comparable  sales  and  the development plans of the Company,  are reasonable,  any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.